Exhibit 1.1

GMX RESOURCES INC.

2,000,000 Shares of Common Stock

UNDERWRITING AGREEMENT

July 17, 2008

JEFFERIES & COMPANY, INC.

As Representative of the several Underwriters named herein

c/o JEFFERIES & COMPANY, INC.

520 Madison Avenue, 10th Floor

New York, New York 10022

Ladies and Gentlemen:

Introductory. GMX Resources Inc., an Oklahoma corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A (the “Underwriters”) an aggregate of 2,000,000 shares (the “Firm Shares”) of the common stock, par value $0.001 per share, of the Company (“Common Stock”). The shares of Common Stock also evidence rights (“Rights”) to purchase Series A Junior Participating Preferred Stock of the Company to the extent provided in the Rights Agreement dated May 17, 2005, as amended (the “Rights Agreement”), by and between the Company and Computershare Trust Company, N.A., as successor Rights Agent. In addition, the Company has granted to the Underwriters an option to purchase up to an additional 300,000 Shares as provided in Section 2. The additional 300,000 Shares to be sold by the Company pursuant to such option are collectively called the “Optional Shares.” The Firm Shares and, if and to the extent such option is exercised, the Optional Shares are collectively called the “Shares.” Jefferies & Company, Inc. (“Jefferies”) has agreed to act as representative of the several Underwriters (in such capacity, the “Representative”) in connection with the offering and sale of the Shares.

Each date on which Shares are delivered to the Underwriters under this Agreement is hereinafter referred to as a “Closing Date”.

Section 1. Representations and Warranties by the Company.

(a) The Company represents and warrants to and agrees with the Underwriters that:

(i) At the time of filing the Registration Statement on Form S-3 (File No. 333-150368), the Company met the requirements for use of Form S-3 under the 1933 Act for a primary offering. The Registration Statement on Form S-3 (Registration No. 333-150368), including a base prospectus (the “Base Prospectus”) to be used in connection with the public offering and sale of the Shares, and any amendments thereto, has been carefully prepared by the Company pursuant to and in conformity with the requirements of the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations thereunder (the “1933 Act Rules and Regulations”) and has been filed with the Securities and Exchange Commission (the “SEC”) under the 1933 Act. Such registration statement has been declared effective by the SEC. Copies of such registration statement, including any amendments thereto, each related preliminary prospectus (meeting the requirements of Rule 430, 430A or 430B of the 1933 Act Rules and Regulations) contained therein, and the exhibits, financial statements and schedules thereto have heretofore been delivered by the Company to the Underwriters (it being understood among the parties hereto that any reference to “delivery,” “furnishing” or similar words or phrases by the Company to the Underwriters of any information that is on file with the SEC will be deemed to be so delivered in the absence of an express request from the Underwriters). A final prospectus supplement containing information permitted to be omitted at the time of effectiveness by Rule 430A or 430B of the 1933 Act Rules and Regulations will be filed promptly by the Company with the SEC in accordance with Rule 424(b) of the 1933 Act Rules and Regulations. The term “Registration Statement” as used herein means the registration statement (Registration No. 333-150368) as amended at the time it became effective by the SEC under the 1933 Act (the “Effective Date”), including financial statements, all exhibits and all documents incorporated by reference therein and, if applicable, the information deemed to be included by Rule 430A or 430B of the 1933 Act Rules and Regulations. If an abbreviated registration statement is prepared and filed with the SEC in accordance with Rule 462(b) under the 1933 Act (an “Abbreviated Registration Statement”), the term “Registration Statement” as used in this Agreement includes the Abbreviated Registration Statement. The term “Prospectus” as used herein means, together with the Base Prospectus, the final prospectus supplement as first filed with the SEC in connection with the offering of the Shares pursuant to Rule 424(b) of the 1933 Act Rules and Regulations, including the documents incorporated by reference therein. The term “Preliminary Prospectus” as used herein shall mean the preliminary prospectus supplement dated July 14, 2008 describing the offering of the Shares, including the Base Prospectus and the documents incorporated by reference therein. The term “Free Writing Prospectus” as used herein shall have the meaning set forth in Rule 405 of the 1933 Act Rules and Regulations. The term “Issuer Free Writing Prospectus” as used herein shall have the meaning set forth in Rule 433 of the 1933 Act Rules and Regulations. The term “Disclosure Package” as used herein shall mean (i) the Preliminary Prospectus as most recently amended or supplemented prior to the Applicable Time (as defined in Section 1(a)(ii) below), (ii) the Issuer Free Writing Prospectuses identified in Exhibit A hereto, if any, (iii) each “road show” contemplated hereby that is a “written communication” (as defined in Rule 405 under the Securities Act), and (iv) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree to treat as part of the Disclosure Package. The Preliminary Prospectus, each Issuer Free Writing Prospectus required to be filed pursuant to Rule 433(d) of the 1933 Act Rules and Regulations and the Prospectus delivered to the Underwriters for use in connection with the offering of the Shares are, or will be, identical to the respective versions thereof transmitted to the SEC for filing via the Electronic Data Gathering Analysis and Retrieval System (“EDGAR”), except to the extent permitted by Regulation S-T. For purposes of this Agreement, the words “amend,” “amendment,” “amended,” “supplement” or “supplemented” with respect to the Registration Statement, the Prospectus, the Preliminary Prospectus, any Free Writing Prospectus or the Disclosure

Package shall mean amendments or supplements to the Registration Statement, the Prospectus, the Preliminary Prospectus, any Free Writing Prospectus or the Disclosure Package, as the case may be, as well as documents filed after the date of this Agreement and prior to the completion of the distribution of the Shares and incorporated by reference therein as described above.

(ii) Neither the SEC nor any state or other jurisdiction or other regulatory body has issued, and neither is, to the knowledge of the Company, threatening to issue, any stop order under the 1933 Act or other order suspending the effectiveness of the Registration Statement (as amended or supplemented) or preventing or suspending the use of any Preliminary Prospectus, Issuer Free Writing Prospectus, the Disclosure Package or the Prospectus or suspending the qualification or registration of the Shares for offering or sale in any jurisdiction nor instituted or, to the knowledge of the Company, threatened to institute proceedings for any such purpose. The Preliminary Prospectus at its date of issue, the Disclosure Package as of 5:45 p.m. New York Time on the date hereof (the “Applicable Time”), the Registration Statement at each effective date and the Applicable Time, and the Prospectus as of its date and as of each Closing Date, and any amendments or supplements thereto when they are filed with the SEC or become effective, as the case may be, contain or will contain, as the case may be, all statements that are required to be stated therein by, and in all material respects conform or will conform, as the case may be, to the requirements of the 1933 Act and the 1933 Act Rules and Regulations. Neither the Registration Statement nor any amendment thereto, as of the applicable effective date and as of the Applicable Time, contains or will contain, as the case may be, any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading. Neither the Disclosure Package as of the Applicable Time, the date hereof or any Closing Date, nor the Prospectus nor any supplement thereto as of its date or any Closing Date, contains or will contain, as the case may be, any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Company makes no representation or warranty as to information contained in or omitted from the Registration Statement, the Preliminary Prospectus, the Disclosure Package or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company relating to the Underwriters by or on behalf of the Underwriters expressly for use in the preparation thereof. There is no contract, agreement, understanding or arrangement, whether written or oral, or document required to be described in the Registration Statement, Preliminary Prospectus, Disclosure Package or Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed as required. Except as described in the Disclosure Package and the Prospectus, the documents incorporated by reference in the Disclosure Package or the Prospectus at the time they were filed with the SEC, complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations adopted by the SEC thereunder (the “1934 Act Rules and Regulations”). Any future documents incorporated by reference so filed, when they are filed, will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Rules and Regulations.

(iii) The Company is eligible to use Issuer Free Writing Prospectuses in connection with the offering of the Shares pursuant to Rules 164 and 433 of the 1933 Act. Any Issuer Free Writing Prospectus that the Company is required to file pursuant to Rule 433(d) of the 1933 Act Rules and Regulations has been, or will be, timely filed with the SEC in accordance with the requirements of the 1933 Act Rules and Regulations. Each Issuer Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the 1933 Act or that was prepared by or on behalf of or used by the Company complies or will comply in all material respects with the requirements of the 1933 Act Rules and Regulations, including but not limited to legending and recordkeeping requirements. Except for the Issuer Free Writing Prospectuses, if any, identified in Exhibit A hereto, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to any Free Writing Prospectus. Each Issuer Free Writing Prospectus, as of its issue date and at all times through the completion of the offering and sale of the Shares, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement. The Company filed the Registration Statement with the SEC before using any Free Writing Prospectus. The Company has satisfied and will satisfy the conditions of Rule 433 of the 1933 Act Rules and Regulations such that any electronic road show need not be filed with the SEC.

(iv) This Agreement has been duly authorized, executed and delivered by the Company.

(v) The Company and its Subsidiaries have been duly organized and are validly existing as corporations in good standing under the laws of the states or other jurisdictions in which they are incorporated, with full power and authority (corporate and other) to own, lease and operate their properties and conduct their businesses as described in each of the Disclosure Package and the Prospectus and, with respect to the Company, to execute and deliver, and perform the Company’s obligations under, this Agreement; the Company and its Subsidiaries are duly qualified to do business as foreign corporations in good standing in each state or other jurisdiction in which their ownership or leasing of property or conduct of business legally requires such qualification, except where the failure to be so qualified, individually or in the aggregate, would not have a Material Adverse Effect. The term “Material Adverse Effect” as used herein means any material adverse effect on the condition (financial or other), net worth, business, affairs, management, results of operations or cash flow of the Company and its Subsidiaries, taken as a whole. The Company has no significant subsidiaries (as such term is defined in Rule 1-02(w) of Regulation S-X promulgated by the Commission) other than those Subsidiaries listed on Exhibit B hereto (the “Subsidiaries”).

(vi) Neither the Company nor any of its Subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Disclosure Package any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree other than as set forth in each of the Disclosure Package and the Prospectus and, since the respective dates as of which information is given in the Disclosure Package, there has not been any change in the capital stock or long-term debt of the Company or any of its Subsidiaries or any Material Adverse Change, or any development involving a prospective Material Adverse Change, otherwise than as set forth in each of the Disclosure Package and the Prospectus. The term “Material Adverse Change” as used herein means any change that has a Material Adverse Effect.

(vii) The issuance and sale of the Shares and the execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions herein contemplated, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any of its Subsidiaries under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the properties or assets of the Company or any of its Subsidiaries is subject, except to such extent as, individually or in the aggregate, does not have a Material Adverse Effect, nor will such action result in any violation of the provisions of the Company’s certificate of incorporation or bylaws or any statute, rule, regulation or other law, or any order or judgment, of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the issuance and sale of the Shares or the consummation of the transactions contemplated hereby, except such as have been obtained under the 1933 Act or as may be required by the Financial Industry Regulatory Authority (“FINRA”) and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Shares to investors.

(viii) The Company has duly and validly authorized capital stock as set forth in each of the Disclosure Package and Prospectus; all outstanding shares of Common Stock of the Company conform, or when issued will conform, to the description thereof in each of the Disclosure Package and the Prospectus and have been, or, when issued in accordance with this Agreement and paid for in the manner described herein, will be, duly authorized, validly issued, fully paid and non-assessable; and the issuance of the Shares is not subject to preemptive or other similar rights, or any restriction upon the voting or transfer thereof pursuant to applicable law or the Company’s certificate of incorporation, by-laws or governing documents or any agreement to which the Company or any of its Subsidiaries is a party or by which any of them may be bound. All corporate action required to be taken by the Company for the authorization and issuance of the

Shares has been duly and validly taken. The Rights Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). Except as disclosed in each of the Disclosure Package and Prospectus, there are no outstanding subscription rights, warrants, options, calls, convertible securities, commitments of sale or rights related to or entitling any person to purchase or otherwise to acquire any shares of, or any security convertible into or exchangeable or exercisable for, the capital stock of, or other ownership interest in, the Company, except for such options or rights as may have been granted by the Company to employees, directors or consultants pursuant to its stock option or stock purchase plans. The outstanding shares of capital stock of the Company’s Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and, except for liens under the Company’s bank credit facility and secured notes disclosed in each of the Disclosure Package and the Prospectus (the “Credit Facility”), are owned by the Company free and clear of any mortgage, pledge, lien, encumbrance, charge or adverse claim and are not the subject of any agreement or understanding with any person and were not issued in violation of any preemptive or similar rights; and there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or instruments related to or entitling any person to purchase or otherwise acquire any shares of, or any security convertible into or exchangeable or exercisable for, the capital stock of, or other ownership interest in any of the Subsidiaries.

(ix) Each of the Company and its Subsidiaries is in possession of and is operating in compliance with all franchises, grants, authorizations, licenses, certificates, permits, easements, consents, orders and approvals (“Permits”) from all state, federal, foreign and other regulatory authorities, and has satisfied the requirements imposed by regulatory bodies, administrative agencies or other governmental bodies, agencies or officials, that are required for the Company and its Subsidiaries lawfully to own, lease and operate their properties and conduct their businesses as described in each of the Disclosure Package and the Prospectus, and each of the Company and its Subsidiaries is conducting its business in compliance with all of the laws, rules and regulations of each jurisdiction in which it conducts its business, in each case with such exceptions, individually or in the aggregate, as would not have a Material Adverse Effect; each of the Company and its Subsidiaries has filed all notices, reports, documents or other information (“Notices”) required to be filed under applicable laws, rules and regulations, in each case, with such exceptions, individually or in the aggregate, as would not have a Material Adverse Effect; and, except as otherwise specifically described in each of the Disclosure Package and the Prospectus, neither the Company nor any of its Subsidiaries has received any notification from any court or governmental body, authority or agency, relating to the revocation or modification of any such Permit or to the effect that any additional authorization, approval, order, consent, license, certificate, permit, registration or qualification (“Approvals”) from such regulatory authority is needed to be obtained by any of them, in any case where it is reasonably expected that obtaining such Approvals or the failure to obtain such Approvals, individually or in the aggregate, would have a Material Adverse Effect.

(x) The Company and its Subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns required to be filed prior to the date hereof and paid all taxes shown as due thereon; all such tax returns are complete and correct in all material respects; all tax liabilities are adequately provided for on the books of the Company and its Subsidiaries except to such extent as would not have a Material Adverse Effect; the Company and its Subsidiaries have made all necessary payroll tax payments; and the Company and its Subsidiaries have no knowledge of any tax proceeding or action pending or threatened against the Company or its Subsidiaries that, individually or in the aggregate, might have a Material Adverse Effect.

(xi) Except as described in each of the Disclosure Package and the Prospectus, the Company and its Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent licenses, trademarks, service marks and trade names necessary to conduct the business now operated by them, and neither the Company nor any of its Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any patents, patent licenses, trademarks, service marks or trade names that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(xii) Each of the Company and its Subsidiaries have (i) good and Defensible (as defined below) title to all its interests in its producing natural gas and oil properties (including oil and gas wells, producing leasehold interests and appurtenant personal property) as described in the Disclosure Package and the Prospectus as owned by it, (ii) investigated title in accordance with customary industry procedures prior to acquiring any non-producing leasehold properties (including undeveloped locations or leases held by production, and those leases not held by production and including exploration prospects) described in the Disclosure Package and the Prospectus as owned by it, (iii) good and indefeasible title to its other real property as described in the Disclosure Package and the Prospectus as owned by it and (iv) good title to its personal property as described in the Disclosure Package and the Prospectus as owned by it, in each case free and clear of all liens, claims, security interests, equities, or other encumbrances except those (a) described in each of the Disclosure Package and the Prospectus or (b) that do not materially interfere with the use or value of such properties taken as a whole as described in each of the Disclosure Package and the Prospectus. All real property and buildings held under lease or license by the Company or its Subsidiaries are held under valid and subsisting and enforceable leases or licenses with such exceptions as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in each of the Disclosure Package and the Prospectus. As used herein, “Defensible” means, with respect to title to the producing properties (including oil and gas wells and producing leasehold interests) described in the Disclosure Package and the Prospectus as being owned by the Company or its Subsidiaries, that the Company and its Subsidiaries (1) are entitled to receive not less than the net revenue interests of such properties as set forth in the reserve report of MHA Petroleum Consultants, dated as of January 22, 2008 (the “Reserve Report”) of all hydrocarbons and minerals produced, saved and marketed from such properties, and proceeds thereof, all without reduction, suspension or termination of such interests throughout the productive life of such properties, and (2) are obligated to bear a share of the costs and expenses relating to the maintenance, exploration, drilling, completion, development, operation, plugging and abandonment of such properties not greater than the working interests of such properties as set forth in the Reserve Report, without increase throughout the life of such properties.

(xiii) Except as described in each of the Disclosure Package and the Prospectus, there is no pending action, suit or other proceeding involving the Company or any of its Subsidiaries or any of their material assets for any failure of the Company or any of its Subsidiaries, or any predecessor thereof, to comply with any requirements of federal, state or local regulation relating to air, water, solid waste management, hazardous or toxic substances, or the protection of health, safety or the environment. Except as described in each of the Disclosure Package and the Prospectus, none of the property owned or leased by the Company or any of its Subsidiaries is, to the best knowledge of the Company, contaminated with waste or hazardous or toxic substances in material amounts or in amounts that pose a threat to employees or visitors, and neither the Company nor any of its Subsidiaries may be deemed an “owner or operator” of a “facility” or “vessel” that owns, possesses, transports, generates or disposes of a “hazardous substance” as those terms are defined in §9601 of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. §9601 et seq.

(xiv) No labor disturbance exists with the employees of the Company or any of its Subsidiaries or is imminent that, individually or in the aggregate, would have a Material Adverse Effect. None of the employees of the Company or any of its Subsidiaries is represented by a union and, to the best knowledge of the Company and its Subsidiaries, no union organizing activities are taking place. Neither the Company nor any of its Subsidiaries has violated any federal, state or local law or foreign law relating to discrimination in hiring, promotion or pay of employees, nor any applicable wage or hour laws, or the rules and regulations thereunder, or analogous foreign laws and regulations, that would, individually or in the aggregate, result in a Material Adverse Effect.

(xv) The Company and its Subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company and its Subsidiaries would have any liability; the Company and its Subsidiaries have not incurred and do not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company or any of its Subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects, and nothing has occurred, whether by action or by failure to act, that would cause the loss of such qualification.

(xvi) The Company and its Subsidiaries maintain insurance of the types and in the amounts generally deemed adequate for its business, including, but not limited to, directors’ and officers’ insurance, insurance covering real and personal property owned or leased by the Company and its Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect. Neither the Company nor any of its Subsidiaries has been refused any insurance coverage sought or applied for, and the Company has no reason to believe that it and its Subsidiaries will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(xvii) Neither the Company nor any of its Subsidiaries is, or with the giving of notice or lapse of time or both would be, in default or violation with respect to its certificate of incorporation or by-laws. Neither the Company nor any of its Subsidiaries is, or with the giving of notice or lapse of time or both would be, in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the properties or assets owned by the Company or any of its Subsidiaries is subject, or in violation of any statutes, laws, ordinances or governmental rules or regulations or any orders or decrees to which it is subject, including, without limitation, Section 13 of the 1934 Act, which default or violation, individually or in the aggregate, would have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has, at any time during the past five years, (A) made any unlawful contributions to any candidate for any political office, or failed fully to disclose any contribution in violation of law, or (B) made any payment to any state, federal or foreign government official, or other person charged with similar public or quasi-public duty (other than payment required or permitted by applicable law).

(xviii) Other than as set forth in each of the Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or of which any property of the Company or any of its Subsidiaries is the subject that, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a Material Adverse Effect or that would materially and adversely affect the consummation of the transactions contemplated hereby or that is required to be disclosed in each of the Disclosure Package or the Prospectus; to the best of the Company’s knowledge, no such proceedings are threatened or contemplated.

(xix) The Company is not and, after giving effect to the issuance of the Shares will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

(xx) At the earliest time after the filing of the Registration Statement at which the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(a)(2) of the 1933 Act Rules and Regulations) and as of the date hereof, the Company was not and is not an “ineligible issuer” as such term is defined in Rule 405 of the 1933 Act Rules and Regulations, without taking account of any determination by the SEC that it is not necessary that the Company be considered an “ineligible issuer.”

(xxi) Smith, Carney & Co., the accounting firm that has issued an opinion on the financial statements filed with or incorporated by reference in and as a part of the Registration Statement, is an independent registered public accounting firm within the meaning of the 1933 Act and the 1933 Act Rules and Regulations and the rules and regulations of the Public Company Accounting Oversight Board (“PCAOB”) of the United States. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (1) transactions are executed in accordance with management’s general or specific authorization; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (3) access to assets is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accounts for assets are compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto. Except as described in each of the Disclosure Package and the Prospectus, the consolidated financial statements and schedules of the Company, including the notes thereto, filed with (or incorporated by reference) and as a part of the Registration Statement, Disclosure Package or Prospectus, present fairly the financial condition of the Company and its Subsidiaries as of the respective dates thereof and the consolidated results of operations and changes in financial position and consolidated statements of cash flow for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved except as otherwise disclosed therein. All adjustments necessary for a fair presentation of results for such periods have been made. The selected financial data included or incorporated by reference in the Registration Statement, Disclosure Package and Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements. Any operating or other statistical data included or incorporated by reference in the Registration Statement, Disclosure Package and Prospectus comply in all material respects with the 1933 Act and the 1933 Act Rules and Regulations and present fairly the information shown therein and are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived. All non-GAAP financial information included (or incorporated by reference) in the Registration Statement, Disclosure Package or Prospectus complies in all material respects with the requirements of Regulation G and Item 10 of Regulation S-K under the 1933 Act.

(xxii) MHA Petroleum Consultants, Inc. (“MHA”) is a natural gas engineering firm from whose reserve reports information is contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, and acts as independent natural gas engineers with respect to the Company. Other than (i) the production of reserves in the ordinary course of business, (ii) intervening price fluctuations or (iii) as described in the Disclosure Package, the Company is not aware of any facts or circumstances that would result in a material adverse change in its proved reserves in the aggregate, or the aggregate present value of estimated future net revenues of the Company or the standardized measure of discounted future net cash flows therefrom, as described in the Disclosure Package and reflected in the reserve information as of the respective dates such information is given. Except as described in each of the Disclosure Package and the Prospectus, the Disclosure Package, including the oil and natural gas production and reserve information and estimates of future net revenues and discounted future net cash flows, complies and the Prospectus, including the oil and natural gas production and reserve information and estimates of future net revenues and discounted future net cash flows, will comply, in all material respects with the applicable requirements of Regulation S-X of the 1933 Act Rules and Regulations, Industry Guide 2 under the 1933 Act and Statement of Financial Accounting Standards Board No. 69, Disclosures about Oil and Petroleum Producing Activities, as amended to date (“SFAS 69”).

(xxiii) Except as disclosed in each of the Disclosure Package and the Prospectus, no holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company because of the filing of the Registration Statement or the consummation of the transactions contemplated hereby and, except as disclosed in each of the Disclosure Package and the Prospectus, no person has the right to require registration under the 1933 Act of any shares of Common Stock or other securities of the Company. Except for this Agreement and the additional underwriting agreement contemplated by Section 3(v), no person has the right, contractual or otherwise, to cause the Company to permit such person to underwrite the sale of any of the Firm Shares or the Optional Shares. Except for this Agreement and the additional underwriting agreement contemplated by Section 3(v), there are no contracts, agreements or understandings between the Company or any of its Subsidiaries and any person that would give rise to a valid claim against the Company, its Subsidiaries or for a brokerage commission, finder’s fee or like payment in connection with the issuance and sale of the Firm Shares or the Optional Shares.

(xxiv) The Company has not distributed and, prior to the later to occur of (A) the First Closing Date and (B) completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, any Issuer Free Writing Prospectus identified in Exhibit A hereto, the Disclosure Package and the Prospectus.

(xxv) The Company has not taken and will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Company’s Common Stock, and the Company is not aware of any such action taken or to be taken by affiliates of the Company.

(xxvi) There is not currently and has not in the past been a failure on the part of the Company or, to the Company’s knowledge, any of its respective directors or officers, in their capacities as such, to comply with any applicable provisions of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) and the rules and regulations promulgated in connection therewith, including Sections 302, 402 and 906, and the statements contained in any certification pursuant to such Act and related rules and regulations are complete and correct.

(xxvii) The Company has established and maintains disclosure controls and procedures and internal control over financial reporting as are currently required (as such terms are defined in Rule 13a-15 and 15d-15 under the 1934 Act); the Company’s disclosure controls and procedures (A) are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to management, including the principal executive and principal financial officer of the Company, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure, and that such information is recorded, processed, summarized and reported, within the time periods specified in the 1934 Act Rules and Regulations; (B) have been evaluated for effectiveness; and (C) are effective in all material respects to perform the functions for which they were established.

(xxviii) Except as discussed with the Company’s auditors and audit committee and as disclosed in each of the Disclosure Package and the Prospectus, (A) there are no significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize, and report financial data and (B) there is, and there has been, no fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal control over financial reporting.

(xxix) Since the date of the end of the last fiscal year for which audited financial statements are included or incorporated by reference in each of the Disclosure Package and the Prospectus, there have been no significant changes in internal control over financial reporting or in other factors that could significantly affect internal control over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses.

(xxx) The Company has received no written comments from the SEC staff regarding its periodic or current reports under the 1934 Act that remain unresolved and have not been disclosed in the Registration Statement, Disclosure Package and Prospectus.

(xxxi) No relationship, direct or indirect, exists between or among the Company and any director, officer or stockholder of the Company, or any member of his or her immediate family, or any customers or suppliers that is required to be described in the Registration Statement, the Disclosure Package or the Prospectus and that is not so described and described as required in material compliance with such requirement. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any member of their respective immediate families, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus. The Company has not, in violation of the Sarbanes-Oxley Act, directly or indirectly, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of the Company.

(xxxii) To the best knowledge of the Company, no change in any laws or regulations is pending that could reasonably be expected to be adopted and if adopted, is reasonably expected to have, individually or in the aggregate with all such changes, a Material Adverse Effect, except as set forth in or contemplated in each of the Disclosure Package and the Prospectus.

(xxxiii) The minute books of each of the Company and its Subsidiaries have been made available to the Underwriters and contain a complete summary of all meetings and other actions of the directors and shareholders of each such entity in all material respects, and reflect all transactions referred to in such minutes accurately in all material respects.

(xxxiv) Neither the Company nor any of its Subsidiaries, nor, to the Company’s knowledge, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries, has, directly or indirectly, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee or to foreign or domestic political parties or campaigns from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(xxxv) The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending, or to the knowledge of the Company, threatened.

(xxxvi) Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity that, to the Company’s knowledge, will use such proceeds, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xxxvii) No customer of or supplier to the Company or any of its Subsidiaries has ceased purchases or shipments of merchandise to the Company or indicated, to the Company’s knowledge, an interest in decreasing or ceasing its purchases from the Company or otherwise modifying its relationship with the Company, other than in the normal and ordinary course of business consistent with past practices in a manner which would not, singly or in the aggregate, result in a Material Adverse Effect.

(b) Certificates. Any certificate signed by any officer of the Company or any of its Subsidiaries and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby. The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 6 hereof, counsel to the Company and counsel to the Underwriters will rely on the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

Section 2. Purchase, Sale and Delivery of the Shares.

(a) Upon the terms herein set forth, (i) the Company agrees to issue and sell to the several Underwriters all of the Firm Shares. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the respective number of Firm Shares set forth opposite their names on Schedule A. The purchase price per Firm Share to be paid by the several Underwriters to the Company shall be $66.975 per share.

(b) Delivery of certificates for the Firm Shares to be purchased by the Underwriters and payment therefor shall be made at the offices of Jefferies, 520 Madison Avenue, New York, New York (or such other place as may be agreed to by the Company and the Representative) at 9:00 a.m. New York time, on July 22, or such other time and date not later than 1:30 p.m. New York time, on July 22, as the Representative shall designate by notice to the Company (the time and date of such closing are called the “First Closing Date”).

(c) In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to the total number of Optional Shares from the Company at the purchase price per share to be paid by the Underwriters for the Firm Shares. The option granted hereunder is for use by the Underwriters solely in covering any over-allotments in connection with the sale and distribution of the Firm Shares. The option granted hereunder may be exercised at any time and from time to time in whole or in part upon notice by the Representative to the Company, which notice may be given at any time within 30 days from the date of this Agreement. Such notice shall set forth (i) the aggregate number of Optional Shares as to which the Underwriters are exercising the option, (ii) the names and denominations in which the certificates for the Optional Shares are to be registered and (iii) the time, date and place at which such certificates will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in the event that such time and date are simultaneous with the First Closing Date, the term “First Closing Date” shall refer to the time and date of delivery of certificates for the Firm Shares and such Optional Shares). Any such time and date of delivery, if subsequent to the First Closing Date, is called an “Option Closing Date” and shall be determined by the Representative and shall not be earlier than three nor later than five full business days after delivery of such notice of exercise. If any Optional Shares are to be purchased, (a) each Underwriter agrees, severally and not jointly, to purchase the number of Optional Shares (subject to adjustment to eliminate fractional shares as the Representative may determine) that bears the same proportion to the total number of Optional Shares to be purchased as the number of Firm Shares set forth on Schedule A opposite the name of such Underwriter bears to the total number of Firm Shares and (b) the Company agrees to sell the Optional Shares. The Representative may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.

(d) The Representative hereby advises the Company that the Underwriters intend to offer for sale to the public, initially on the terms set forth in the Disclosure Package and the Prospectus, their respective portions of the Offered Shares as soon after this Agreement has been executed as the Representative, in its sole judgment, has determined is advisable and practicable.

(e) Payment for the Shares to be sold by the Company shall be made at the First Closing Date (and, if applicable, at each Option Closing Date) by wire transfer of immediately available funds to the order of the Company. It is understood that the Representative has been authorized, for its own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Shares and any Optional Shares the Underwriters have agreed to purchase. Jefferies, individually and not as the Representative of the Underwriters, may (but shall not be obligated to) make payment for any Shares to be purchased by any Underwriter whose funds shall not have been received by the Representative by the First Closing Date or the applicable Option Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

(f) The Company shall deliver, or cause to be delivered, to the Representative for the accounts of the several Underwriters certificates for the Firm Shares to be sold by them at the First Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company shall also deliver, or cause to be delivered, to the Representative for the accounts of the several Underwriters, certificates for the Optional Shares the Underwriters have agreed to purchase from them at the First Closing Date or the applicable Option Closing Date, as the case may be, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Shares shall be in definitive form and registered in such names and denominations as the Representative shall have requested at least two full business days prior to the First Closing Date (or the applicable Option Closing Date, as the case may be) and shall be made available for inspection on the business day preceding the First Closing Date (or the applicable Option Closing Date, as the case may be) at a location in New York City as the Representative may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

Section 3. Covenants of the Company. The Company covenants with the Underwriters as follows:

(a) The Company will timely transmit copies of the Prospectus, and any amendments or supplements thereto, to the SEC for filing pursuant to Rule 424(b) of the 1933 Act Rules and Regulations.

(b) The Company has furnished or will deliver to the Underwriters and to counsel for the Underwriters (i) such number of signed copies of the Registration Statement as originally filed, including copies of exhibits thereto, and any amendments and supplements to the Registration Statement (including all documents incorporated by reference therein), as may be reasonably requested by the Underwriters or counsel for the Underwriters and (ii) a signed copy of each consent and certificate included or incorporated by reference in, or filed as an exhibit to, the Registration Statement as so amended or supplemented; the Company will deliver to the Underwriters as soon as practicable after the date of this Agreement as many copies of the Disclosure Package and the Prospectus (including all documents incorporated by reference therein) as the Underwriters may reasonably request for the purposes contemplated by the 1933 Act; the Company will promptly advise the Underwriters of any request of the SEC for amendment of the Registration Statement or for supplement to the Disclosure Package or the Prospectus or for any additional information, and of the issuance by the SEC or any state or other jurisdiction or other regulatory body of any stop order under the 1933 Act or other order suspending the effectiveness of the Registration Statement (as amended or supplemented) or preventing or suspending the use of any Preliminary Prospectus, Disclosure Package or the Prospectus or suspending the qualification or registration of for offering or sale in any jurisdiction, and of the institution or threat of any proceedings therefor, of which the Company shall have received notice or otherwise have knowledge prior to the completion of the distribution of the Shares, and the Company will use its best efforts to prevent the issuance of any such stop order or other order and, if issued, to secure the prompt removal thereof.

(c) The Company will obtain the Representative’s consent before taking, or failing to take, any action that would cause the Company to make an offer of any of the Shares that would constitute an Issuer Free Writing Prospectus or to be required to file a Free Writing Prospectus pursuant to Rule 433(d) of the 1933 Act Rules and Regulations, other than the Issuer Free Writing Prospectuses, if any, listed on Exhibit A hereto.

(d) The Company will not take any action that would result in any Underwriter or the Company being required to file with the SEC pursuant to Rule 433(d) of the 1933 Act Rules and Regulations a Free Writing Prospectus prepared by or on behalf of the Underwriters that the Underwriters otherwise would not have been required to file thereunder.

(e) If the Disclosure Package is being used to solicit offers to buy Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Disclosure Package in writing in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Disclosure Package to comply with applicable law, the Company will forthwith prepare, file with the SEC and furnish, at its own expense, to the Underwriters, either amendments or supplements to the Disclosure Package so that statements in the Disclosure Package as so amended or supplemented will not, in light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Disclosure Package, as amended or supplemented, will comply with law.

(f) The Company will not file any amendment or supplement to the Registration Statement, the Disclosure Package, the Prospectus (or any other prospectus relating to the Shares filed pursuant to Rule 424(b) of the 1933 Act Rules and Regulations that differs from the Prospectus as filed pursuant to such Rule 424(b)) and will not file any document under the 1934 Act before the termination of the offering of the Shares if the document would be deemed to be incorporated by reference into the Registration Statement, the Disclosure Package, or the Prospectus, of which the Underwriters shall not previously have been advised and furnished with a copy or to which the Underwriters shall have reasonably objected or which is not in compliance with the 1933 Act Rules and Regulations; and the Company will promptly notify the Underwriters after it shall have received notice thereof of the time when any amendment to the Registration Statement becomes effective or when any supplement to, the Disclosure Package, the Prospectus has been filed.

(g) During the period when a prospectus (or in lieu thereof, the notice contemplated by Rule 173(a) of the 1933 Act Rules and Regulations) relating to any of the Shares is required to be delivered under the 1933 Act by the Underwriters, the Company will comply, at its own expense, with all requirements imposed by the 1933 Act and the 1933 Act Rules and Regulations, as now and hereafter amended, and by the rules and regulations of the SEC thereunder, as from time to time in force, as necessary to permit the continuance of sales of or dealing in the Shares during such period in accordance with the provisions hereof and as contemplated by the Prospectus.

(h) If, during the period when a prospectus (or in lieu thereof, the notice contemplated by Rule 173(a) of the 1933 Act Rules and Regulations) relating to any of the Shares is required to be delivered under the 1933 Act by the Underwriters, (i) any event relating to or affecting the Company or of which the Company shall be advised in writing by the Underwriters shall occur as a result of which, in the opinion of the Company or the Underwriters, the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) any event shall occur as a result of which any Free Writing Prospectus conflicted or would conflict with the information in the Registration Statement, or (iii) it shall be necessary to amend or supplement the Registration Statement or the Prospectus to comply with the 1933 Act, the 1933 Act Rules and Regulations, the 1934 Act or the 1934 Act Rules and Regulations, the Company will forthwith at its expense prepare and file with the SEC, and furnish to the Underwriters a reasonable number of copies of, such amendment or supplement or other filing that will correct such statement or omission or effect such compliance.

(i) During the period when a prospectus (or in lieu thereof, the notice contemplated by Rule 173(a) of the 1933 Act Rules and Regulations) relating to any of the Shares is required to be delivered under the 1933 Act by the Underwriters, the Company will furnish such proper information as may be lawfully required and otherwise cooperate in qualifying the Shares for offer and sale under the securities or blue sky laws of such jurisdictions as the Underwriters may reasonably designate and will file and make in each year such statements or reports as are or may be reasonably required by the laws of such jurisdictions; provided, however, that the Company shall not be required to qualify as a foreign corporation or shall be required to qualify as a dealer in securities or to file a general consent to service of process under the laws of any jurisdiction.

(j) In accordance with Section 11(a) of the 1933 Act and Rule 158 of the 1933 Act Rules and Regulations, the Company will make generally available to its security holders an earnings statement (which need not be audited) in reasonable detail covering the 12 months beginning not later than the first day of the month next succeeding the month in which occurred the effective date (within the meaning of Rule 158) of the Registration Statement.

(k) The Company will promptly provide the Underwriters with copies of all correspondence to and from, and all documents issued to and by, the SEC in connection with the registration of the Shares under the 1933 Act or relating to any documents incorporated by reference into the Registration Statement, the Disclosure Package or the Prospectus.

(l) During the period when a prospectus (or in lieu thereof, the notice contemplated by Rule 173(a) of the 1933 Act Rules and Regulations) relating to any of the Shares is required to be delivered under the 1933 Act by the Underwriters, the Company will furnish to the Underwriters, as soon as they have been prepared, copies of any consolidated financial statements of the Company required to be filed under the 1934 Act and its Subsidiaries for any periods subsequent to the periods covered by the financial statements appearing in the Registration Statement and the Prospectus or incorporated therein by reference; it being understood and agreed that the filing of such financial statements through EDGAR shall satisfy this requirement.

(m) The Company will use its best efforts to obtain approval for, and maintain the listing of the Shares for trading on, The NASDAQ OMX.

(n) The Company will cause each of its directors and executive officers to furnish to the Underwriters, on or prior to the date of this Agreement, a letter or letters, in form and substance satisfactory to counsel for the Underwriters, pursuant to which each such person shall agree not to, and the Company will not, during the period ending 90 days after the date of the Prospectus, without the prior written consent of the Representative, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock; (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; (iii) file or cause to be filed any registration statement with the SEC relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (iv) publicly announce any intention to take any of the actions specified in clauses (i) through (iii) above.

The restrictions contained in the preceding paragraph shall not apply to (i) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriter has been advised in writing or the granting or exercise of options or stock purchase rights pursuant to the Company’s stock option and stock purchase plans, whenever granted; provided that the underlying shares of Common Stock issued to any person who has delivered a lock-up agreement pursuant to this Section 3(n) hereto shall continue to be subject to the restrictions contained in the immediately preceding paragraph or such lock-up agreement, as applicable, except to the extent of any shares sold in order to raise funds sufficient to pay the exercise price and any tax on exercise of options; (ii) the issuance by the Company of shares of Common Stock or options to purchase shares of Common Stock to, or the repurchase by the Company of unvested shares of Common Stock upon termination of service from, an employee, director, consultant other service provider, pursuant to the Company’s stock option or stock purchase plans in effect on the date hereof or approved by the stockholders before the date hereof; provided that the shares of Common Stock or options to purchase shares of Common Stock issued to the Company’s directors and executive officers shall be subject to the restrictions contained in the lock-up agreements delivered pursuant to this Section 3(n), except to the extent of any shares sold in order to raise funds sufficient to pay the exercise price and any tax on exercise of options; (iii) the filing by the Company of any registration statement with the Commission on Form S-8 relating to the offering of securities pursuant to the terms of a stock option or stock purchase plan of the Company in effect on the date hereof or approved by the stockholders before the date hereof and (iv) the sale of up to an aggregate of 250,000 shares of Common Stock in accordance with the terms of existing 10b5-1 plans for Ken Kenworthy, Jr. or his spouse, the sale of up to 13, 036 shares of Common Stock held in a trust for the benefit of a minor child of Ken Kenworthy, Jr., and the sale of up to 5,000 shares of Common Stock by Gary D. Jackson, in each case after 30 days after the date of the Prospectus.

Notwithstanding the foregoing, if (i) during the last 17 days of the 60-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (ii) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company shall promptly notify the Underwriters of any earnings release, news or event that may give rise to an extension of the initial 90-day restricted period.

(o) The Company and its Subsidiaries will maintain and keep accurate books and records reflecting their assets and maintain internal accounting controls that provide reasonable assurance that (1) transactions are executed in accordance with management’s general or specific authorization, (2) transactions are recorded as necessary to permit the preparation of the Company’s consolidated financial statements in conformity with generally accepted accounting principles and to maintain accountability for the assets of the Company and its Subsidiaries, (3) access to the assets of the Company and its Subsidiaries is permitted only in accordance with management’s general or specific authorization, and (4) the recorded accounts of the assets of the Company and its Subsidiaries are compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(p) During any period in which a prospectus (or in lieu thereof, a notice contemplated by Rule 173(a) of the 1933 Act Rules and Regulations) is required by law to be delivered by the Underwriters, the Company will promptly file all documents required to be filed with the SEC pursuant to Sections 13, 14 or 15(d) of the 1934 Act and will furnish to its security holders annual reports containing financial statements audited by independent public accountants. The Company will deliver to the Underwriters similar reports with respect to any significant Subsidiaries, as that term is defined in the 1933 Act Rules and Regulations, that are not consolidated in the Company’s financial statements. Any report, document or other information required to be furnished under this Section 3(p) shall be furnished as soon as practicable after such report, document or information becomes available.

(q) The Company will comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act of 2002, and will use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act of 2002.

(r) Except as required by law, prior to the last Option Closing Date, the Company will issue no press release or other broadly-disseminated communication, directly or indirectly, and will hold no press conferences with respect to the Company or any of its Subsidiaries, the financial condition, results of operations, business, properties, assets or liabilities of the Company or any of its Subsidiaries, or the offering of the Shares, without the Representative’s prior written consent which consent may be by e-mail. In the event that any such disclosure is required by law, the Company will promptly notify the Representative of such required disclosure prior to issuing any press release or other broadly-disseminated communication or holding any press conference, and, to the extent reasonably practicable, the Company will permit the Underwriters to comment on any press release or other broadly-disseminated communication.

(s) During the period when a prospectus (or in lieu thereof, the notice contemplated by Rule 173(a) of the 1933 Act Rules and Regulations) relating to any Shares is required to be delivered under the 1933 Act by the Underwriters, the Company will on each Closing Date and on which the Registration Statement or Prospectus is amended or supplemented deliver, or cause to be delivered, to the Underwriters, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 5 hereof of Crowe & Dunlevy, P.C., Smith, Carney & Co., MHA and officers of the Company.

(t) Without the prior written consent of the Representative, the Company shall not, and shall cause its affiliated purchasers (as defined in Regulation M under the 1934 Act) not to, directly or indirectly (including, without limitation, by means of a derivative instrument) purchase, offer to purchase, place any bid or limit order that would effect a purchase of, or commence any tender offer relating to, any shares of the Company’s Common Stock (or equivalent interest, including a unit of beneficial interest in a trust or limited partnership or a depository share) or any security convertible into or exchangeable for shares of Company’s Common Stock until the Date (as defined in Section 8 hereof).

Section 4. Payment of Expenses. The Company, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, will bear and pay the costs and expenses incident to the registration of the Shares and offering thereof, including, without limitation, (a) all expenses (including stock transfer taxes) incurred in connection with the delivery to the Underwriters of the Shares, the filing fees of the SEC, and the fees and expenses of the Company’s counsel and accountants, (b) the preparation, printing, filing, delivery and shipping of the Registration Statement, each Preliminary Prospectus, the Disclosure Package, any Free Writing Prospectus, the Prospectus and any amendments or supplements thereto and the printing, delivery and shipping of this Agreement and other offering documents, including the Blue Sky Memoranda, and any instruments or documents related to any of the foregoing, (c) the furnishing of copies of such documents to the Underwriters, (d) the registration or qualification of the Shares for offering and sale under the securities laws of the various states and other jurisdictions, (e) the filing fees of FINRA (if any), (f) the fees and disbursements of counsel to the Underwriters relating to review of the offering of the Shares by FINRA (if any), (g) all printing and engraving costs related to preparation of the certificates for the Shares, including transfer agent and registrar fees, (h) all fees and expenses relating to the listing of the Shares for trading on The NASDAQ OMX, (i) the costs and expenses relating to any investor presentations or any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers or representatives of the Company, the Representative or the Underwriters and any such consultants, and the cost of any aircraft chartered in connection with the road show and (j) all of the other costs and expenses incident to the performance by the Company of the registration and offering of the Shares; provided that the Underwriters will bear and pay any advertising costs and expenses incurred by the Underwriters incident to the offering of the Shares. The Company shall reimburse the Underwriters within 10 days of receiving an invoice (and such other supporting documentation as may be reasonably requested by the Company) from the Underwriters for any such costs and expenses which are the responsibility of the Company.

If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 5 or Section 8 hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

Section 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters to purchase the Firm Shares as provided for herein on the First Closing Date and, with respect to the Optional Shares, each Option Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the First Closing Date and, with respect to the Optional Shares, each Option Closing Date, as though then made, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the additional conditions set forth below.

(a) Effectiveness of Registration Statement. No stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or, to the knowledge of the Company, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. The Prospectus and each Issuer Free Writing Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the time period prescribed by such Rule (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the 1933 Act), and prior to the Closing Date, the Company shall have provided evidence satisfactory to the Representative of such timely filing.

(b) Opinion of Counsel for Company. At the Closing Date, the Underwriters shall have received the favorable opinion, dated as of the Closing Date, of Crowe & Dunlevy, P.C., counsel for the Company (“Company Counsel”), in form and substance reasonably satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit C hereto and to such further effect as counsel to the Underwriters may reasonably request.

(c) Opinion of Counsel for the Underwriters. The Underwriters shall have received the favorable opinion, dated as of the Closing Date, of Andrews Kurth LLP, counsel for the Underwriters, with respect to such matters as the Underwriters may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(d) Officers’ Certificate. At the Closing Date, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any Material Adverse Change, and, at the Closing Date, the Underwriters shall have received a certificate of the Chairman, the Vice Chairman, the President, the Chief Executive Officer or an Executive Vice President or Senior Vice President of the Company and of the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of Closing Date, to the effect that (i) there has been no Material Adverse Change, (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of Closing Date, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Date under or pursuant to this Agreement, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, are contemplated by the Commission.

(e) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Underwriters shall have received from Smith, Carney & Co. a letter, dated the date of this Agreement and in form and substance satisfactory to the Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company contained or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus.

(f) Bring-down Comfort Letter. At the Closing Date, the Underwriters shall have received from Smith, Carney & Co. a letter, dated as of Closing Date and in form and substance satisfactory to the Underwriters, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be a date not more than three business days prior to Closing Date.

(g) Engineering Firm Letter. At the time of execution of this Agreement, the Underwriters shall have received from MHA, a letter or letters, in form and substance satisfactory to the, addressed to the Underwriters with respect to: (i) the estimated quantities of the Company’s proved net reserves, (ii) the future net revenues from those reserves, (iii) their present value as set forth in the Disclosure Package and the Prospectus and (iv) such related matters as the Underwriters shall reasonably request.

(h) Lock-up Letters. At the time of execution of this Agreement, the Underwriters shall have received from each of the directors, officers and stockholders named on Annex A hereto, a lock-up letter in the form and substance as set forth in Section 3(n) and on other terms as reasonably requested by the Representative.

(i) Additional Documents. At the Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as herein contemplated and in connection with the other transactions contemplated by this Agreement shall be satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

If any of the conditions specified in this Section 5 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Underwriters. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

Section 6. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless the Underwriters, the directors, officers, employees and agents of the Underwriters and each person who controls the Underwriters within the meaning of either the 1933 Act or the 1934 Act against any and all losses, claims, damages or liabilities, joint or several, to which they may become subject under the 1933 Act, the 1934 Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement, any Issuer Free Writing Prospectus that the Company has filed or is required to file pursuant to Rule 433(d) of the 1933 Act Rules and Regulations, the Prospectus or any other prospectus relating to the Shares, or any amendment or supplement thereto, (B) in any blue sky application or other document executed by the Company or based on any information furnished in writing by the Company, filed in any state or other jurisdiction in order to qualify any or all of the Shares under the securities laws thereof (the “Blue Sky Application”) or (C) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Shares (“Marketing Materials”), including any road show or investor presentations made to investors by the Company (whether in person or electronically), when read together with the Registration Statement and the Prospectus or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, any Issuer Free Writing Prospectus that the Company has filed or is required to file pursuant to Rule 433(d) of the 1933 Act Rules and Regulations, the Prospectus or any other prospectus relating to the Borrowed Shares, or any amendment or supplement thereto or in any Blue Sky Application or in any Marketing Materials, when read together with the Registration Statement and the Prospectus, a material fact required to be stated therein or necessary to make the statements therein not misleading. The Company agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by the Underwriters specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) The Underwriters, severally and not jointly, agree to indemnify and hold harmless the Company, each of its directors, each of its officers, and each person who controls the Company within the meaning of either the 1933 Act or the 1934 Act to the same extent as the foregoing indemnity from the Company to the Underwriters, but only with reference to information relating to the Underwriters furnished to the Company in writing by the Underwriters expressly for use in any Preliminary Prospectus, the Registration Statement, any Issuer Free Writing Prospectus that the Company has filed or is required to file pursuant to Rule 433(d) of the 1933 Act Rules and Regulations, the Prospectus or any other prospectus relating to the Shares, or any amendment or supplement thereto. This indemnity agreement will be in addition to any liability which the Underwriters may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page regarding delivery of the Shares and, under the heading “Underwriting”, the paragraph related to stabilization and covering transactions in the Prospectus constitute the only information furnished in writing by the Underwriters.

(c) Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraphs (a) or (b) of this Section 6, as the case may be, unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligations provided in paragraph (a) or (b) above, as the case may be. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. It is understood that no Indemnifying Person shall, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons and that all such fees and expenses shall be reimbursed as they are incurred. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of the indemnified party.

(d) In the event that the indemnity provided in paragraph (a), (b) or (c) in this Section 6, as the case may be, is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Underwriters, severally and not jointly, agrees to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company, the Underwriters may be subject in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person who controls the Underwriters within the meaning of either the 1933 Act or the 1934 Act and each director, officer, employee and agent of the Underwriters shall have the same rights to contribution as the Underwriters, and each person who controls the Company within the meaning of either the 1933 Act or the 1934 Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

Section 7. Representations and Indemnities to Survive Delivery. The agreements, representations, warranties, indemnities and other statements of the Company or its officers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any of the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 6 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 1, 4 and 6 hereof shall survive the termination or cancellation of this Agreement.

Section 8. Termination of Agreement. The Underwriters may terminate this Agreement, by notice of the Representative to the Company, if at any time on or prior to the Closing Date: (i) a suspension or limitation in trading of the Company’s Common Stock by the Commission or The NASDAQ OMX occurs; (ii) a general suspension or general limitation in trading or setting of minimum prices occurs on the New York Stock Exchange or The NASDAQ OMX; (iii) a banking moratorium is declared by either the Federal or New York State authorities; or (iv) an outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis occurs the effect of which on the financial markets is such as to make it, in the sole judgment of the Representative or the other Underwriters, impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Disclosure Package (exclusive of any supplement thereto).

If, on the First Closing Date or the applicable Option Closing Date, as the case may be, any one or more of the several Underwriters shall fail or refuse to purchase Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Shares to be purchased on such date, the Representative may make arrangements satisfactory to the Company for the purchase of such Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the other Underwriters shall be obligated, severally and not jointly, in the proportions that the number of Firm Shares set forth opposite their respective names on Schedule A bears to the aggregate number of Firm Shares set forth opposite their respective names on Schedule A of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representative with the consent of the non-defaulting Underwriters, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the First Closing Date or the applicable Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares and the aggregate number of Shares with respect to which such default occurs exceeds 10% of the aggregate number of Shares to be purchased on such date, and arrangements satisfactory to the Representative and the Company for the purchase of such Shares are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4 and Section 6 shall at all times be effective and shall survive such termination. In any such case either the Representative or the Company shall have the right to postpone the First Closing Date or the applicable Option Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 8. Any action taken under this Section 8 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

Following the initial Closing Date, this Agreement shall expire (the “Termination Date”) on the earlier of (i) the date on which the entire amount of the Optional Shares shall have been purchased by the Underwriters fro the Company and (ii) August 25, 2008.

Section 9. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriters, will be mailed or delivered to Jefferies & Company, Inc., 520 Madison Avenue, 10th Floor, New York, New York 10022, Attention: General Counsel (Fax: 212-284-2280); or, if sent to the Company, will be mailed, delivered or telefaxed to it at GMX Resources Inc., 9400 North Broadway, Suite 600, Oklahoma City, Oklahoma 73114, Attention: Chief Financial Officer, facsimile number (405) 600-0600, with a copy (which shall not constitute notice) to: Crowe & Dunlevy PC, 20 North Broadway, Suite 1800, Oklahoma City, Oklahoma 73102, Attention: Michael Stewart, Esq., facsimile number (405) 272-5238; or in each case to such other address as the person to be notified may have requested in writing. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

Section 10. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors, including any substitute Underwriter pursuant to Section 8 hereto. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Section 6 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares from the Underwriters shall be deemed to be a “successor” merely by reason of such purchase.

Section 11. No Advisory or Fiduciary Responsibility. The Company acknowledges and agrees that: (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters, on the other hand, and the Company is capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction the Underwriters are and have been acting solely as principals and are not the financial advisors, agents or fiduciaries of the Company, its Subsidiaries, or its affiliates, stockholders, creditors or employees or any other party; (iii) the Underwriters have not assumed and will not assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether the Underwriters have advised or are currently advising the Company on other matters) and the Underwriters do not have any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the Underwriters and their affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the Underwriters have no obligation to disclose any of such interests by virtue of the transactions contemplated hereby; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

Section 12. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

Section 13. Effect Of Headings. The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

Very truly yours

GMX RESOURCES INC.

By:	/s/ Ken L. Kenworthy, Jr.
Name:	Ken L. Kenworthy, Jr.
Title	President and Chief Executive Officer

JEFFERIES & COMPANY, INC.,

AS REPRESENTATIVE OF THE SEVERAL UNDERWRITERS

By:	/s/ J. David Lucke
Name:	J. David Lucke
Title:	Managing Director

SCHEDULE A

Underwriters	Number of Firm Shares to be Purchased
Jefferies & Company, Inc.	1,500,000
Howard Weil Incorporated	110,000
Morgan Keegan & Company, Inc.	110,000
Capital One Southcoast, Inc.	70,000
Collins Stewart LLC	70,000
Pritchard Capital Partners, LLC	70,000
Tudor, Pickering, Holt & Co. Securities, Inc.	70,000
Total	2,000,000

ANNEX A

LIST OF DIRECTORS, OFFICERS AND STOCKHOLDERS

T. J. Boismier

Steven Craig

Ken L. Kenworthy, Sr.

Ken L. Kenworthy, Jr.

Jon W. “Tucker” McHugh

Richard Hart, Jr.

Gary D. Jackson

James A. Merrill

Michael J. Rohleder

EXHIBIT A

FREE WRITING PROSPECTUSES

Pricing Term Sheet dated July 17, 2008 (attached hereto as Exhibit A-1)

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EXHIBIT A-1

Filed pursuant to Rule 433

Registration Number: 333-150368

ISSUER FREE WRITING PROSPECTUS,

DATED JULY 17, 2008

(SUPPLEMENTING PRELIMINARY PROSPECTUS SUPPLEMENT,

DATED JULY 14, 2008)

GMX RESOURCES INC.

2,000,000 Shares of Common Stock

Issuer:	GMX Resources Inc. (NASDAQ OMX: “GMXR”)

Total Number of Shares of Common Stock Sold in the Offering:	2,000,000 (or 2,300,000 shares if the underwriters’ option to purchase additional shares is exercised in full)

Price of Shares of Common Stock Sold:	$70.50

NASDAQ Closing Sale Price per Share of Common Stock on July 17, 2008:	$70.53

Sole Book-Running Manager:	Jefferies & Company, Inc.

Co-Managers:	Howard Weil Incorporated Morgan Keegan & Company, Inc. Capital One Southcoast, Inc. Collins Stewart LLC Pritchard Capital Partners, LLC Tudor, Pickering, Holt & Co. Securities Inc.

Use of proceeds:	The issuer intends to use approximately $95.0 million of the net proceeds from the offering to temporarily repay outstanding indebtedness under its revolving bank credit facility. It intends to use the remaining net proceeds to fund the development of its oil and gas properties, the acquisition of additional oil and gas properties and for general corporate purposes.

Trade Date:	July 17, 2008

Settlement Date:	July 22, 2008

Shares Outstanding as of July 11, 2008; Common Stock to be Outstanding after the Offering:	As of July 11, 2008, there were 16,838,497 shares of common stock outstanding; common stock to be outstanding after the offering will be 18,838,497 shares (19,138,497 if the underwriters’ option to purchase additional shares is exercised in full).

GMX Resources Inc. has filed a registration statement (including a prospectus and a preliminary prospectus supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the applicable preliminary prospectus supplement, and other documents GMX Resources Inc. has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Jefferies & Company, Inc. will arrange to send you the prospectus and applicable preliminary prospectus supplement if you request them by calling 1-888-449-2342 or 1-212-284-2342 or by writing Jefferies & Company, Inc., 520 Madison Avenue, New York, New York 10022.

ANY DISCLAIMER OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

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EXHIBIT B

LIST OF COVERED DOMESTIC SUBSIDIARIES

Diamond Blue Drilling Co.

Endeavor Pipeline Inc.

B-1

EXHIBIT C

FORM OF OPINION OF COUNSEL FOR THE COMPANY

(i) Each of the Company and the Subsidiaries has been duly formed and is validly existing in good standing under its jurisdiction of formation with all necessary power and authority to own or lease its properties and to conduct its business in all material respects as described in the Disclosure Package and the Prospectus. Each of the Company and the Subsidiaries is duly registered or qualified as a foreign entity for the transaction of business under the laws of the jurisdictions set forth on Exhibit A to this opinion.

(ii) The Company directly owns 100% of the issued shares of capital stock in each of the Subsidiaries and such shares of capital stock have been duly authorized and validly issued in accordance with the certificate of incorporation governing such entity and are fully paid and non-assessable; and the Company owns such shares of capital stock free and clear of all liens, encumbrances, security interests, equities, charges or claims, other than liens described in the Disclosure Package and the Prospectus.

(iii) The Shares have been duly authorized by the Company and, when issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

(iv) To the knowledge of such counsel, (A) there are no legal or governmental proceedings pending or threatened against any of the Company or the Subsidiaries or to which any of the Company or the Subsidiaries is a party or to which any of their respective properties is subject that are required to be described in the Prospectus but are not so described as required and (B) there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the 1933 Act and the 1933 Act Rules and Regulations.

(v) Except as described in the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of any capital stock of the Company. To such counsel’s knowledge, neither the filing of the Registration Statement or the Prospectus, nor the offering, issuance or sale of the Shares as contemplated by the Underwriting Agreement gives rise to any rights for or relating to the registration of any stock or other securities of the Company other than rights which have been waived. To such counsel’s knowledge, except as described in the Disclosure Package and the Prospectus and except for options issued in the ordinary course after December 31, 2007, pursuant to the Company’s Stock Option Plan, there are no outstanding options or warrants to purchase any Common Stock or Preferred Stock in the Company.

(vi) The Company has all requisite power and authority to issue, sell and deliver the Shares, to be sold by it in accordance with and upon the terms and conditions set forth in the Underwriting Agreement the Registration Statement, the Disclosure Package and the Prospectus.

(vii) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

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(viii) None of the issuance by the Company of the Shares, the execution, delivery and performance of Underwriting Agreement by the Company, or the consummation by the Company of the transactions contemplated hereby or thereby (A) constitutes or will constitute a violation of its Organizational Documents, (B) constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under any material agreements relating to borrowed money, or (C) to such counsel’s knowledge, results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Subsidiaries, which breaches, violations, defaults or liens, in the case of clause (B) would, individually or in the aggregate, have a Material Adverse Effect.

(ix) No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body having jurisdiction over any of the Company or the Subsidiaries is required for the issuance by the Company of the Shares, the execution, delivery and performance of the Underwriting Agreement by the Company or the consummation by the Company of the transactions contemplated by the Underwriting Agreement.

(x) The statements in the Registration Statement, the Preliminary Prospectus and the Prospectus under the captions “Description of Capital Stock,” are accurate and complete in all material respects, and the Common Stock conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus.

(xi) The opinion of such counsel that is filed as Exhibit 5.1 to the Registration Statement is confirmed and the Underwriters may rely upon such opinion as if it were addressed to them.

(xii) The Registration Statement was declared effective under the 1933 Act on June 25, 2008; to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the SEC; and any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by such Rule.

(xiii) The Registration Statement, on the Effective Date and on the Closing Date and the Prospectus (including any document that is incorporated by reference therein), when filed with the SEC pursuant to Rule 424(b) and on the Closing Date (except for the financial statements and the notes and the schedules thereto, and the other financial, statistical and accounting data included or incorporated by reference in the Registration Statement or the Prospectus, as to which such counsel need not express any opinion) comply as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Rules and Regulations.

(xiv) None of the Company or the Subsidiaries is an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company and the independent public accountants of the Company and your representatives, at which the contents of the Registration Statement, the Disclosure Package and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing upon, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement, the Disclosure Package and the Prospectus (except to the extent specified

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in the foregoing opinion), based on the foregoing, no facts have come to such counsel’s attention that lead such counsel to believe that:

(A) the Registration Statement, as of the Effective Date (after giving effect to any information included therein pursuant to Rule 430B under the 1933 Act), and as of the date of the Underwriting Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

(B) the Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or

(C) the Prospectus, as of its issue date and as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that such counsel expresses no statement or belief in this letter with respect to (i) the financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, any other financial, accounting, oil and gas reserve, oil and gas property, statistical data, included or incorporated or deemed incorporated by reference in, or excluded from, the Registration Statement or the Prospectus or the Disclosure Package, and (ii) representations and warranties and other statements of fact included in the exhibits to the Registration Statement.

In rendering such opinion, such counsel may rely (x) as to matters involving the application of laws of any jurisdiction other than the State of Oklahoma or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters and (y) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Further, for agreements governed by New York law, such counsel may opine as to the validity and enforceability under Oklahoma law as if Oklahoma law governed.

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